EXHIBIT 99.1

Sharps Compliance Mourns the Passing of Director Ramsay Gillman

HOUSTON, June 6, 2011 (GLOBE NEWSWIRE) -- Sharps Compliance Corp. (Nasdaq:SMED) ("Sharps" or the "Company"), announced that Ramsay Gillman, a member of its Board of Directors, passed away on Friday, June 3, 2011. Mr. Gillman, 67, served as a director of the Company since July 2002 and also served as a Co-Chair of the Compensation Committee and Co-Chair of the Governance Committee of the Board.

F. Gardner Parker, Chairman of the Board noted, "We are all deeply saddened at the untimely death of Ramsay, our director and friend. Ramsay brought unique insight, energy and judgment in his role as a director, and he will be greatly missed. On behalf of the board of directors and all of Sharps employees, I extend our deepest condolences to his family and friends."

Chairman of the Board of Gillman Companies, Mr. Gillman also served on the Board of the Texas Motor Vehicle Division and as a Trustee for the National Automobile Dealers Association (NADA) Charitable Foundation and the NADA Dealers Election Action Committee. He was President of NADA in 1997.

About Sharps Compliance Corp.

Headquartered in Houston, Texas, Sharps is a leading full-service provider of cost-effective management solutions for medical waste and unused dispensed medications generated outside the hospital and large health care facility setting.  Its strategy is to capture a large part of the estimated $2.8 billion untapped market for unused medications, used syringes and medical waste generated outside of hospital and large health care settings by targeting the major agencies that are interrelated with this medical waste stream; that is the U.S. government, pharmaceutical manufacturers, home healthcare providers, retail pharmacies and clinics, and the professional market comprised of physicians, dentists and veterinary practices. As a fully integrated medical waste management company providing customer solutions and services, the Company's solid business model, which provides strong margins and significant operating leverage, combined with its early penetration into emerging markets, uniquely positions it for strong future growth.

The Company's flagship product, the Sharps® Recovery System™ (formerly Sharps Disposal by Mail System®), is a comprehensive solution for the containment, transportation, treatment and tracking of medical waste generated outside the hospital and large health care facility setting. Its other products include the Sharps® MWMS™ (Medical Waste Management System), a comprehensive solution designed for rapid deployment in emergency situations and features the Sharps™ Recovery System™ and TakeAway Environmental Return System™ products combined with warehousing, inventory management, training, data and other services. Its TakeAway Environmental Return System™ is designed for individual consumers, retail or mail-order pharmacies, communities and facilities including assisted living, long-term care and correction operations to facilitate the proper disposal of unused dispensed medications.

More information on the Company and its products can be found on its website at: www.sharpsinc.com

Safe Harbor Statement

The information made available in this news release contains certain forward-looking statements which reflect Sharps Compliance Corp.'s current view of future events and financial performance. Wherever used, the words "estimate," "expect," "plan," "anticipate," "believe," "may" and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties and the company's future results of operations could differ materially from historical results or current expectations. Some of these risks include, without limitation, the company's ability to educate its customers, development of public awareness programs to educate the identified consumer, customer preferences, the Company's ability to scale the business and manage its growth, the degree of success the Company has at gaining more large customer contracts, managing regulatory compliance and/or other factors that may be described in the company's annual report on Form 10-K, quarterly reports on Form 10-Q and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenues and profitability are difficult to predict. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results express or implied therein will not be realized.

CONTACT: Diana P. Diaz
         Sharps Compliance Corp.
         Vice President and Chief Financial Officer

         Phone: (713) 660-3547
         Email: ddiaz@sharpsinc.com

         Deborah Pawlowski
         Kei Advisors LLC
         Investor Relations

         Phone: (716) 843-3908
         Email:dpawlowski@keiadvisors.com